Exhibit 99.1

Nightfood Holdings, Inc.(dba TechForce Robotics) Enters Strategic Supply Agreement with Hon Hai Precision Industry Co., Ltd., (a/k/a Foxconn) and NUWA Robotics to Scale Commercial Deployment

Los Angeles, CA – April 16, 2026 – Nightfood Holdings, Inc. (the “Company”) (OTCQB: NGTF), operating through its wholly owned subsidiary TechForce Robotics, Inc. (“TechForce”), today announced the execution of a strategic Supply Agreement with NUWA Robotics Corp. and Foxconn, marking the transition from development and pilot programs to commercial deployment of its robotic platforms.

Over the past several years, TechForce has focused on product development, platform refinement, and real-world pilot testing, including deployments across hospitality and service environments. These efforts have enabled the Company to validate performance, optimize unit economics, and refine its Robotics-as-a-Service (RaaS) model in live operating conditions.

With pilot programs now completed and market demand increasing, the Company is entering its next phase, and anticipates production and commercialization through a world-class manufacturing and engineering partnership.

The newly executed agreement will establish a comprehensive framework for the development, manufacturing, and commercialization of next-generation robotic systems, and is intended to position TechForce Robotics to scale production efficiently through a globally recognized manufacturing ecosystem.

Under the terms of the agreement, TechForce will define the commercial requirements, product vision, and market strategy for its robotic platforms, while NUWA Robotics will provide engineering development and system integration. Foxconn will serve as the contract manufacturer, responsible for manufacturing, assembly, testing, and delivery of products in accordance with TechForce’s specifications.

Importantly, TechForce will retain exclusive ownership of all product-related intellectual property, reinforcing the Company’s long-term value creation strategy and strengthening its position in the global robotics market.

“This agreement represents the culmination of years of development and validation,” said Jimmy Chan, Chief Executive Officer of Nightfood Holdings, Inc. “We have spent the last several years building, testing, and refining our robotics platform in real-world environments. With those pilots successfully completed, we are now ready to scale. By aligning with Foxconn’s manufacturing capabilities and NUWA’s engineering expertise, we anticipate being positioned to expand deployment and meet the growing demand for automation across industries.”

About Nightfood Holdings Inc. (d/b/a Techforce Robotics)

Nightfood Holdings Inc., operating as Techforce Robotics, is an advanced robotics and automation company focused on delivering intelligent, scalable solutions for industrial and commercial applications. The company integrates robotics, artificial intelligence, and software-driven systems to optimize operations, improve efficiency, and enable next-generation automation.

With a strong emphasis on innovation and real-world deployment, Techforce Robotics partners with organizations to design and implement customized robotic solutions tailored to evolving operational needs.

Learn more: https://www.techforcerobotics.com/

About NUWA Robotics Corp.

Founded in 2016, NUWA Robotics Corp. is a global leader in AI-powered service and interactive robotics, delivering advanced automation solutions across commercial, healthcare, retail, and industrial sectors. Originally focused on companion robots, NUWA has evolved into a multi-sector innovator with over 20,000 robots deployed worldwide.

The company offers a full-stack, modular technology platform integrating proprietary hardware, SLAM capabilities, and AI cloud systems. Its industrial solutions include a Material Control System (MCS) that enables seamless coordination of diverse devices to accelerate smart factory transformation.

NUWA’s mission is to make intelligent robotics accessible and scalable, lowering barriers to adoption and advancing automation globally.

Learn more: https://www.nuwarobotics.com/en/team/

About Hon Hai Precision Industry Co., Ltd. (Foxconn)

Hon Hai Precision Industry Co., Ltd., widely known as Foxconn, is a global leader in advanced manufacturing, recognized for its unmatched scale, precision, and supply chain excellence. The company serves as a trusted manufacturing partner to many of the world’s leading technology brands, delivering high-quality, end-to-end production solutions across a broad range of industries.

Learn more: https://www.foxconn.com/en-us/

Forward-Looking Statements

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are encouraged to review the Company’s filings with the Securities and Exchange Commission for additional information.

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